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                                 EXHIBIT 10.20

                      THE ALLMERICA FINANCIAL CORPORATION
                          EMPLOYMENT CONTINUITY PLAN

                                   ARTICLE 1

PURPOSE

1.1The purpose of the Plan is

   (a) to keep top management employees focused on the interests of the Company's shareholders and to secure their continued services in addition to their undivided dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to the possibility of, a Change in Control; and

   (b) to ensure top management employees do not, in the event of a Change in Control resulting in the payment of benefits hereunder, (i) compete in the businesses of the Company or any affiliate for a specified period,
       (ii) solicit or assist in the solicitation of employees of the Company or any affiliate for a specified period, or (iii) disclose any confidential or proprietary information of the Company or any affiliate.

                                   ARTICLE 2

DEFINITIONS

  The following capitalized terms used in the Plan have the respective meanings set forth in this Article:

 2.1 Actuarial Equivalent: The actuarial equivalent determined in accordance with the methodology specified in the Retirement Plan(s).

 2.2 Anticipatory Change in Control: (i) Any "person" including a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the 1934 Act, but excluding the Company, its affiliates (including without limitation, Allmerica Financial Corporation, Allmerica Property & Casualty Companies, Inc., Citizens Corporation, or any newly organized or incorporated affiliate), any employee benefit plan of the Company or any affiliate, and an underwriter temporarily holding securities pursuant to an offering of such securities) commences a tender offer for securities, which if consummated, would result in such person owning 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the Company enters into an agreement the consummation of which would constitute a Change in Control, (iii) proxies for the election of directors of the Company are solicited by anyone other than the Company,
     (iv) any "person" including a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the 1934 Act, but excluding the Company, its affiliates (including without limitation, Allmerica Financial Corporation, Allmerica Property & Casualty Companies, Inc., Citizens Corporation, or any newly organized or incorporated affiliate), any employee benefit plan of the Company or any affiliate, and an underwriter temporarily holding securities pursuant to an offering of such securities) is required to file a statement under Rule 13d-1(b)(2) of the 1934 Act, or (v) any other event occurs which is deemed to be an Anticipatory Change in Control by the Committee.

 2.3 Board: The Board of Directors of Allmerica Financial Corporation or any successor entity thereto.

 2.4 Cause: (i) The willful failure of a Participant to perform substantially his or her duties with the Company or any affiliate (other than any such failure resulting from the Participant's incapacity due to disability within the meaning of the Company's long term disability plan as in effect at the time such determination is made); (ii) the Participant's conviction of, or plea of guilty or nolo contendere to, a felony; (iii) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or any affiliate; or (iv) the breach by the Participant of any written or

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    unwritten noncompetition, nondisclosure or nonsolicitation agreement with the Company or any affiliate, including but not limited to the agreements provided under sections 5.2 and 6.5 hereof.

 2.5 Cash Balance Plan: The Allmerica Financial Corporation Cash Balance Retirement Plan, as from time to time amended.

 2.6 Change in Control: (i) The members of the Board at the beginning of any consecutive twenty-four (24) calendar month period (the "Incumbent Directors") cease at any time during such period for any reason other than due to death, Disability or Retirement (in the event of a member's death, Disability or Retirement, such member shall be deemed to continue as an Incumbent Director until such member's seat on the Board is filled) to constitute at least a majority of the members of the Board, provided that any director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of such Incumbent Directors shall be treated as an Incumbent Director; (ii) any "person" including a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the 1934 Act, but excluding the Company, its affiliates (including without limitation, Allmerica Financial Corporation, Allmerica Property & Casualty Companies, Inc., Citizens Corporation, or any newly organized or incorporated affiliate), any employee benefit plan of the Company or any affiliate, and an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the 1934 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires the approval of the Company's stockholders (excluding a corporate transaction involving solely the Company and its affiliates, including without limitation, Allmerica Financial Corporation, Allmerica Property & Casualty Companies, Inc., Citizens Corporation, or any newly organized or incorporated affiliate) (a "Business Combination"), unless the stockholders immediately prior to such Business Combination own more than 50% of the total voting power of the successor corporation resulting from such Business Combination or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to such Business Combination; or
     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

 2.7 Code: The Internal Revenue Code of 1986, as amended from time to time.

 2.8 Committee: The Board or such other persons designated by the Board.

 2.9 Company: Allmerica Financial Corporation or any successor entity thereto, including without limitation, the transferee of all or substantially all of the stock or assets of the Company.

2.10 Coverage Period: The three-year period commencing on the date of termination of employment with the Company and its affiliates for Category 1 Participants; the two-year period commencing on the date of termination of employment with the Company and its affiliates for Category 2 Participants.

2.11 Disability: With respect to members of the Board, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

2.12 Early Retirement Age: Early retirement age as defined in the Retirement Plan(s).

2.13 Effective Date: The date on which the Plan becomes effective as set forth in section 3.1 hereof.

2.14 Excess Plan: Any nonqualified plan which provides supplementary retirement benefits for participants in the Cash Balance Plan with compensation in excess of the section 401(a)(17) and section 415 limits of the Code, as from time to time amended.


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2.15 Executive Plan: The First Allmerica Financial Executive Plan, as from time to time amended or The Hanover Executive Plan, as from time to time amended.

2.16 Good Reason: Upon or subsequent to a Change in Control, without the Participant's express written consent, (i) any change in the duties or responsibilities of the Participant that are inconsistent in any material and adverse respect with the Participant's duties or responsibilities immediately prior to the Change in Control; provided, that no change in the Participant's responsibilities that occurs as a result of the Company no longer being a public company or becoming a subsidiary after the Change in Control shall constitute Good Reason hereunder, (ii) a material reduction in the Participant's rate of annual base salary and annual target bonus opportunity (including any adverse change in the formula for such annual bonus target but excluding the conversion of any cash bonus arrangement into an equity incentive arrangement of commensurate value) as in effect immediately prior to such Change in Control; (iii) a failure to provide benefits which are substantially similar in the aggregate to the benefits under any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Participant is participating immediately prior to the Change in Control (excluding any across-the-board reduction in benefits effected with respect to all executive employees of the Company after the Change in Control); (iv) any requirement that the Participant relocate to an office more than 35 miles from the facility where the Participant is located immediately prior to the Change in Control; or (v) the failure of the Company to cause any successor entity to the Company to assume all obligations under the Plan as set forth in section 8.3 hereof.

2.17 Multiplier: Three (3) for Category 1 Participants; two (2) for Category 2 Participants.

2.18 Net After-Tax Benefit: The sum of (i) the total amount payable to the Participant hereunder, plus (ii) all other payments and benefits which the Participant receives or is entitled to receive from the Company that would constitute "parachute payments" within the meaning of section 280G of the Code, less (iii) the amount of federal, state and local income and other taxes (including the excise tax under section 4999 of the Code) payable with respect to the foregoing amounts calculated at the maximum income tax rates applicable to such Participant for each year in which the foregoing amounts shall be paid.

2.19 1934 Act: The Securities Exchange Act of 1934, as amended from time to time.

2.20 Normal Retirement Age: Normal retirement age as defined in the Retirement Plan(s).

2.21 Participant: Any individual specified on Appendix A attached hereto in accordance with Article 4 hereof.

2.22 Plan: The Allmerica Financial Corporation Employment Continuity Plan, as from time to time amended.

2.23 Protection Period: The period beginning with a Change in Control and ending on the second anniversary thereof.

2.24 Rate of Reserves Increase: With respect to a period of plan months in a Long-Term Performance Unit Plan cycle, the percentage rate equal to (i) the consolidated combined contingency reserves at the end of the last plan month in such period, minus the consolidated combined contingency reserves at the beginning of the first plan month in such period, divided by (ii)(A) the consolidated combined contingency reserves at the beginning of such first plan month, times (B) the number of plan months in such period.

2.24 Retirement: With respect to employees, separation from service with the Company and its affiliates in accordance with a retirement plan maintained by the Company (as in existence immediately prior to the Change in Control) or in accordance with any retirement arrangement established with respect to the Participant with the Participant's consent; with respect to members of the Board, retirement pursuant to a retirement policy then in effect for members of the Board.


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2.25 Retirement Plan(s): To the extent a Participant is eligible for retirement benefits thereunder, the Cash Balance Plan, the Excess Plan and the Executive Plan as applicable.

2.26 Stock Incentive Plans: Allmerica Financial Corporation Long-Term Stock Incentive Plan, the 1994 Long Term Stock Incentive Plan of Citizens Corporation, the Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan and any successor(s) to such plans.

2.27 Transition Group: Participants who have attained an age as of December 31, 1994, which when added with two (2) times their service as of December 31, 1994 under the Cash Balance Plan, equals or exceeds eighty-five (85).

                                   ARTICLE 3

PLAN TERM

3.1 Effective Date: The Plan shall be effective as of December 17, 1996.

3.2 Expiration: Except as provided in sections 3.3, 3.4 and 3.5 hereof, the Plan shall terminate on the December 31st of the calendar year in which the notice requirement of section 3.6 hereof has been satisfied.

3.3 Initial Term: In no event shall the Plan terminate prior to December 31, 1998.

3.4 Anticipatory Change in Control: In the event the Plan would otherwise terminate pursuant to section 3.2 hereof during any one-year period commencing upon an Anticipatory Change in Control, the Plan shall terminate on the first anniversary of such Anticipatory Change in Control; provided, however, in the event of a Change in Control during the one-year period commencing upon such Anticipatory Change in Control, the Plan shall terminate on the last day of the Protection Period.

3.5 Change in Control: In the event the Plan would otherwise terminate pursuant to section 3.2 hereof during the Protection Period commencing upon a Change in Control, the Plan shall terminate on the last day of the Protection Period.

3.6 Notice: The notice requirement of this section shall be satisfied on the September 30th coincident with or next following the date on which all Participants have received written notice from the Committee of its desire to terminate the Plan.


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                                   ARTICLE 4

ELIGIBILITY

4.1 General: Any individual specified on Appendix A attached hereto shall be a Participant eligible to receive benefits and payments hereunder. Participants shall be designated as either "Category 1" or "Category 2" on Appendix A and shall receive benefits and payments hereunder in accordance with such designation.

4.2 Addition or Move: The Committee in its sole discretion may add the names of additional employees of the Company or any affiliate to Appendix A or move the name of a Participant from Category 2 to Category 1 at any time, or subject to the provisions of section 4.3 hereof, move the name of a Participant from Category 1 to Category 2. Each such employee shall be eligible to receive benefits and payments hereunder in accordance with the employee's designation on Appendix A.

4.3 Removal: Except as provided in sections 4.4, 4.5 and 4.6 hereof, the Committee in its sole discretion may remove the name of any individual specified on Appendix A or move the name of a Participant from Category 1 to Category 2 on the December 31st of the calendar year in which the notice requirement of section 4.7 hereof has been satisfied. An individual removed from Appendix A shall cease to be eligible to receive benefits and payments hereunder and all rights thereto shall be without further force or effect upon removal from Appendix A. An individual moved from Category 1 to Category 2 shall be eligible to receive benefits and payments hereunder in accordance with such individual's designation on Appendix A. Notwithstanding any provision in the Plan to the contrary, the Committee may remove the name of any individual specified on Appendix A or move the name of a Participant from Category 1 to Category 2 at any time with such individual's written consent.

4.4 Initial Term: In no event shall the name of any Participant be removed from Appendix A prior to December 31, 1998.

4.5 Anticipatory Change in Control: In the event of an Anticipatory Change in Control, any name which would otherwise be removed from Appendix A pursuant to section 4.3 hereof during the one-year period commencing upon such Anticipatory Change in Control shall be removed on the first anniversary of such Anticipatory Change in Control; provided, however, in the event of a Change in Control during the one-year period commencing upon such Anticipatory Change in Control, such name shall be removed from Appendix A on the last day of the Protection Period.

4.6 Change in Control: In the event of a Change in Control, any name which would otherwise be removed from Appendix A or moved from Category 1 to Category 2 pursuant to section 4.3 hereof during the Protection Period shall be so removed from Appendix A or moved from Category 1 to Category 2, as the case may be, on the last day of the Protection Period.

4.7 Notice: The notice requirement of this section shall be satisfied on the September 30th coincident with or next following the date on which the Participant has received written notice from the Committee of its desire to remove such individual's name from the list of Participants on Appendix A or to move such individual from Category 1 to Category 2, as the case may be.

                                   ARTICLE 5

CHANGE IN CONTROL PAYMENTS

5.1 General: In the event of a Change in Control, the Company shall pay to each Participant within ten (10) days following such Change in Control, a lump-sum cash amount equal to the sum of

   (a) the fair market value (determined in accordance with the applicable Stock Incentive Plans as of the date of the Change in Control) of shares of common stock awarded to the Participant under the Stock Incentive Plans which are not vested immediately after the Change in Control; and

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   (b) the excess of

      (i) the fair market value (determined in accordance with the applicable Stock Incentive Plans as of the date of the Change in Control) of the shares of common stock designated to a stock option (or stock appreciation right) granted to the Participant under the Stock Incentive Plans and with respect to which, such stock option (or stock appreciation right) is not exercisable immediately after the Change in Control, over

     (ii) the exercise price (or base price) for such shares.

5.2 Release: Notwithstanding the foregoing, no amount shall be payable under section 5.1 hereof unless the Participant executes a Waiver and Release in the form provided in Appendix B attached hereto or as otherwise amended by the Company in accordance with section 8.5 hereof, and such agreement becomes effective waiving and extinguishing any further rights or benefits under the Stock Incentive Plans.

                                   ARTICLE 6

PROTECTED TERMINATION BENEFITS AND PAYMENTS

6.1 General: Except as provided in section 6.2(b) hereof, in the event of a Change in Control, the Company shall pay the benefits and payments specified in sections 6.3 and 6.4 hereof if,

   (a) the Company or any affiliate terminates a Participant's employment with the Company and its affiliates without Cause during the Protection Period,

   (b) the Participant terminates employment with the Company and its affiliates with Good Reason during the Protection Period, or

   (c) the Participant terminates employment with the Company and its affiliates for any reason at any time during the thirteenth calendar month commencing after the Change in Control.

6.2 Retirement, Death or Disability:

   (a) For purposes of section 6.1 hereof, any termination of employment by reason of Retirement without Good Reason shall be deemed to be a termination of employment by the Participant without Good Reason.

   (b) Notwithstanding the foregoing, no benefits or payments shall be payable to a Participant under this Article in the event the Participant's employment is terminated by reason of death or such Participant becomes eligible for disability benefits under the Company's long-term disability plan.

6.3 Lump-Sum Benefits: In the event of a termination of employment specified in section 6.1 hereof, the Company shall pay to each Participant within thirty (30) days following such termination, a lump-sum cash amount equal to the sum of

   (a) the Multiplier times the sum of

      (i) the greater of (A) the Participant's annual base salary in effect on the date of termination of employment or (B) the Participant's annual base salary for the calendar year immediately preceding the year in which the Participant's employment is terminated; and

     (ii) the average bonus paid to the Participant under the Short Term Incentive Plan for the three (3) plan years preceding the year in which the Participant's employment is terminated (if the Participant was eligible for a bonus during only a portion of such three-year period, the average of the annualized bonuses paid to the Participant for the plan years in such three-year period in which the Participant was eligible for a bonus);

   (b) the product of (i) seventy-five (75) percent of the maximum bonus potential under the Short Term Incentive Plan for the plan year in which the Participant's employment is terminated, times (ii) a fraction (less than one (1)), the numerator of which shall be the number of days the Participant is

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       employed by the Company or any affiliate during the plan year in which the Participant's employment is terminated and the denominator of which shall be 365;

   (c) (i) to the extent not paid, the remaining balance of the total potential awards under the Term Performance Unit Plan payable to the Participant for plan cycles completed on or before the Change in Control, and

      (ii) with respect to each plan cycle ending after the Change in Control, an amount equal to the product of (A) the total potential award under the Long-Term Performance Unit Plan which would be payable to the Participant upon completion of such plan cycle, if the Rate of Reserves Increase for the plan cycle months completed after the Change in Control were equal to the average Rate of Reserves Increase experienced for the plan cycle months completed on or prior to the Change in Control, times (B) a fraction (less than one (1)), the numerator of which shall be the number of full calendar months completed during the plan cycle prior to the date of the Participant's termination of employment and the denominator of which shall be thirty-six (36);

   (d) the Multiplier times the amount which would be credited to the Participant's account balance(s) under the Retirement Plan(s) in the plan year in which the Participant's employment is terminated, assuming the Participant's account balance(s) is credited in such year with seven (7) percent of compensation as defined in the Retirement Plan(s) at the greater of (A) the annualized rate of compensation in effect on the date of termination of employment or (B) the compensation for the plan year immediately preceding the year in which the Participant's employment is terminated; and

   (e) with respect to any member of the Transition Group, the excess of

     (i) the Actuarial Equivalent of the final average pay benefit under the Retirement Plan(s) at Normal Retirement Age assuming such member were credited with two (2) additional years of service, over

    (ii) the Actuarial Equivalent of the actual final average pay benefit under the Retirement Plan(s) at Normal Retirement Age;

6.4 Other Benefits: In the event of a termination of employment specified in section 6.1 hereof, the Company shall

   (a) continue for the Coverage Period to cover the Participant under those employee benefit plans (including but not limited to life and disability insurance coverage but excluding health plan coverage which is otherwise provided for in sections 6.4(d) and 6.4(e) hereof) which were applicable to the Participant immediately prior to the Change in Control at the same benefit levels then in effect (or shall provide their equivalent);

   (b) provide outplacement services to the Participant at a cost of no more than 17% of the greater of the Participant's annual base salary in effect on the date of termination of employment or the Participant's annual base salary for the calendar year immediately preceding the year in which the Participant's employment is terminated, or at the Participant's election, in lieu of such outplacement services, pay to the Participant within thirty (30) days following such termination, a lump-sum cash amount equal to $20,000;

   (c) with respect to any member of the Transition Group who does not satisfy the age and service requirements for early retirement benefits without actuarial reduction under the Retirement Plan(s) upon termination of employment but would satisfy such requirements if such member were two (2) years older than such member actually is on the date of such termination and such member were credited with two (2) additional years of service, provide supplemental payments hereunder at the same time and in the same manner as the payments payable under the Retirement Plan(s) to the Participant so that the Participant receives in the aggregate the benefit (calculated using the Participant's actual age and years

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               of service) that would be payable if the Participant were
               entitled to an early retirement benefit without actuarial reduction under such Retirement Plan(s); and

   (d) with respect to any Participant who is entitled to post-retirement medical benefits under the post-retirement medical plan or arrangement in effect immediately prior to the Change in Control or who would be entitled to such benefits if such Participant were older than such Participant actually is on the date of the Participant's termination of employment by a number of years equal to the Multiplier and such Participant were credited with a number of additional years of service equal to the Multiplier,

      (i) provide coverage for the Participant and the applicable dependents under the group health plan maintained by the Company or any affiliate at the same level of coverage in effect immediately prior to the Change in Control for the eighteen-month period commencing upon termination of employment, and

     (ii) upon expiration of such eighteen-month period, provide the Participant and applicable dependents with coverage under the post-retirement medical plan or arrangement at a level substantially similar to the level in effect immediately prior to termination of employment, subject to retiree contributions at a rate no greater than that in effect (as the same may be adjusted from time to time) for all similarly situated retirees with comparable age, health background and coverage (or shall provide their equivalent);

   (e) with respect to any Participant who is not eligible for the benefits specified in section 6.4(d) hereof,

      (i) provide coverage for the Participant and the applicable dependents under the group health plan maintained by the Company or any affiliate at the same level of coverage in effect immediately prior to the Change in Control for the eighteen-month period commencing upon termination of employment, and

     (ii) upon expiration of such period and provided the Participant submits evidence to the satisfaction of the Committee that he or she is not eligible for comparable coverage as a participant or dependent under a plan maintained by another employer, pay to the Participant a lump-sum cash amount equal to the product of (A) the number of calendar months remaining in the Coverage Period at such time, times (B) 102% of the "applicable premium" (as defined in section 4980B of the Code) payable for the group health plan maintained by the Company or any affiliate for the benefit of the Participant and applicable dependents at such time.

6.5 Release: Notwithstanding the foregoing, no amounts shall be payable under sections 6.3 and 6.4 hereof unless the Participant executes a Waiver and General Release, in the form provided in Appendix C attached hereto or as otherwise amended by the Company in accordance with section 8.5 hereof, and such agreement becomes effective.

                                   ARTICLE 7

TAXATION OF BENEFITS AND PAYMENTS

7.1 Withholding Taxes: The Company may withhold from the Participant's benefits and payments payable hereunder the amount which it determines is necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes or amounts required to be withheld.

7.2 Gross-Up Payment: In the event it shall be determined that any benefit or payment payable hereunder to a Category 1 Participant would be subject to the excise tax imposed by section 4999 of the Code, the Company shall pay to the Participant (or to the Internal Revenue Service on behalf of the Participant) in any taxable year for which the excise tax is payable an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including but not limited to federal, state and local income taxes, excise taxes, and FICA taxes including hospital insurance taxes) imposed on the

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    Gross-Up Payment, the Participant retains (or has had paid to the Internal
    Revenue Service on his or her behalf) an amount of the Gross-Up Payment equal to the sum of

   (a) the excise tax imposed by section 4999 of the Code, and

   (b) the product of (i) any deductions disallowed because of the inclusion of the Gross-Up Payment in the Participant's adjusted gross income, times (ii) the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made.

   For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to (a) pay federal, state and local income taxes (for the residence where the Participant most recently filed a return for such taxes) at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made and (b) have otherwise allowable deductions for federal income tax purposes at least equal to the Gross-Up Payment.

7.3 Best Payment: In the event it shall be determined that any benefit or payment payable hereunder to a Category 2 Participant would be subject to the excise tax imposed by section 4999 of the Code, such benefits and payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax, but only if by reason of such reduction, the Net After-Tax Benefit without such reduction does not exceed 110% of the Net After-tax Benefit with such reduction.

7.4 Determination of Excise Tax: All determinations of gross-up payments and best payments that are required to be made under sections 7.2 and 7.3 hereof shall be made by Price Waterhouse LLP or such other public accounting firm as may be retained by the Company. The determination by such accounting firm shall be final and conclusive.

7.5 Claim by Internal Revenue Service: As soon as practicable, a Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in the imposition of the excise tax under section 4999 of the Code. If the Company notifies the Participant in writing that it desires to contest such claim, the Participant shall cooperate in all reasonable ways with the Company in such contest and the Company shall be entitled to participate in all proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from any excise tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Participant is required to extend the statute of limitations to enable the Company to contest such claim, the Participant may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to the imposition of the excise tax under section 4999 of the Code and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                   ARTICLE 8

MISCELLANEOUS

8.1 No Mitigation: No benefit or payment payable hereunder shall be subject to offset including, but not limited to, amounts in respect of any claims which the Company may have against the Participant, provided, however, the amount payable hereunder to any Participant shall be reduced by any amounts payable to such Participant from the Company or any affiliate pursuant to any other severance plan or policy (including any employment agreement) that first becomes effective after the Effective Date.

8.2 Legal Fees: The Company shall reimburse all costs and expenses, including attorneys' fees, of the Participant in connection with any legal proceedings relating to the Plan, any plan listed on Appendix D, or any successor plans; provided, however, the Company shall not reimburse such costs and expenses for the Participant if (a) prior to the initiation of any proceedings by the Participant, such Participant fails to specify in writing all claims relating to the Plan, any plan listed on Appendix D, or any successor plans and to provide the Committee with thirty (30) days to address such claims, or (b) the judge or other individual presiding over the proceedings affirmatively finds that (i) the Participant initiated such proceedings in bad faith, or (ii) the Participant violated the terms of the Waiver and Release required under section 5.2 hereof or the Waiver and General Release required under section 6.5 hereof.

8.3 Successors: If the Company shall be merged into or consolidated with another entity, the provisions of this Plan shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform the duties set forth hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place (including but not limited to section 8.7 hereof).

8.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding that such member was not acting in good faith on the reasonable belief that he or she was acting in the best interests of the Company; provided that upon the institution of any such action, suit or proceeding, a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

8.5 Amendments: The Board may at any time, or from time to time, amend the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no amendment to the Plan (including the waiver and release agreements provided in sections 5.2 and 6.5 hereof) shall, without the affected Participant's written consent, impair any rights or obligations hereunder except as provided in section
    4.3 hereof.

8.6 Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

8.7 Survival: Notwithstanding any provision in the Plan to the contrary, the obligations hereunder to the Participants shall survive any termination of the Plan and shall be binding upon the Company.

8.8 Notice: All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when actually delivered or three (3) days after deposit in the United States mail, certified and return receipt requested, for delivery to

   (a) the Committee at Allmerica Financial, 440 Lincoln Street, Worcester, MA 01653; or

   (b) the Participant at the last known address specified in the Company's records.

8.9 Governing Law: The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

                                   APPENDIX A

             CATEGORY 1                                    CATEGORY 2
             ----------                                    -------------------
             John F. O'Brien                               Bruce C. Anderson
                                                           John P. Kavanaugh
                                                           John F. Kelly
                                                           J. Barry May
                                                           James R. McAuliffe
                                                           Edward J. Parry III
                                                           Richard M. Reilly
                                                           Larry C. Renfro
                                                           Eric A. Simonsen
                                                           Phillip E. Soule

                                  APPENDIX B

                              WAIVER AND RELEASE

  In exchange for the benefits and payments offered to me by Allmerica Financial Corporation as set forth in section 5.1 of The Allmerica Financial Corporation Employment Continuity Plan (the "Plan"), I hereby release Allmerica Financial Corporation and all of its past and/or present divisions, affiliates, subsidiaries, officers, directors, stockholders, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, successors and assigns, in their individual and/or representative capacities (the "Company") from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever which I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Company, whether known or unknown to me, under the Allmerica Financial Corporation Long-Term Stock Incentive Plan, the 1994 Long Term Stock Incentive Plan of Citizens Corporation, the Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan and any successor(s) to such plans.

  I represent that I have not filed, and will not hereafter file, any claim against the Company relating to such plans.

  I understand and agree that if

     (i) I commence, continue, join in , or in any other manner attempt to assert any claim released herein against the Company, or otherwise violate the terms of this Waiver and Release;

    (ii) without prior written consent from the Company, I disclose to any other person or entity any non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other proprietary information, except for specific items which have become publicly available information other than through a breach by me of my fiduciary duties to the Company or which cannot reasonably be expected to adversely affect the business of the Company, unless required to do so by a court of competent jurisdiction or other governmental authority with purported or apparent jurisdiction;

   (iii) upon termination of employment, I directly or indirectly (whether as owner, partner, consultant, employee or otherwise) engage in any major business segment or any other business of the Company that produces (or is projected to produce in any of the three succeeding fiscal years after the date of termination of employment) over five (5) percent of the revenues of the Company as of the date of termination of employment during the two-year period commencing on the date of termination of employment;

    (iv) upon termination of employment, I employ, solicit for employment, or recommend for employment any officer of the Company during the two-year period commencing on the date of termination of employment; or

     (v) I violate the terms of any noncompetition and nonsolicitation agreement between myself and the Company, the Company shall have the right to the return of the benefits and payments paid to me by the Company under section 5.1 of the Plan (together with interest thereon at the rate of six
  (6) percent per annum from the date of receipt by me to the date of payment by me). Notwithstanding the foregoing, in no event shall this Waiver and Release be construed so as to preclude me from investing in any publicly or privately held company, so long as my beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

  I understand and agree that I shall notify the Company in writing, as soon as practicable, of any claim by the Internal Revenue Service that, if successful, would result in the imposition of the excise tax under section 4999 of the Code. I further understand and agree that if the Company notifies me in writing that it desires to contest such claim, I shall cooperate in all reasonable ways with the Company in accordance with the provisions of section
7.5 of the Plan.

  IN WITNESS WHEREOF, the Company has caused this Waiver and Release to be executed by a duly authorized officer of the Company and I have executed this Waiver and Release as of the date set forth below.

                                          _____________________________________
                                          Name of Participant

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Date

Allmerica Financial Corporation

By:__________________________________

_____________________________________
Title

_____________________________________
Date

                                  APPENDIX C

                          WAIVER AND GENERAL RELEASE

  In exchange for the benefits and payments offered to me by Allmerica Financial Corporation as set forth in The Allmerica Financial Corporation Employment Continuity Plan (the "Plan"), I hereby release Allmerica Financial Corporation and all of its past and/or present divisions, affiliates, subsidiaries, officers, directors, stockholders, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, successors and assigns, in their individual and/or representative capacities (the "Company") from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever which I or my heirs, executors, administrators, successors and assigns ever had, now have or my have against the Company, whether known or unknown to me,

(a) by reason of my employment and/or cessation of employment with the Company or otherwise involving facts which occurred on or prior to the date that I have signed this Release, including without limitation all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Reconstruction Era Civil Rights Act, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state and local laws, statutes, rules and regulations pertaining to employment, as well as any and all claims under state contract or tort law; and

(b) under any employee benefit plan maintained by the Company (including but not limited to the Allmerica Financial Corporation Long-Term Stock Incentive Plan, the 1994 Long Term Stock Incentive Plan of Citizens Corporation, the Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan, the Short Term Incentive Plan, the Long-Term Performance Unit Plan, and the successor(s) to such plans), other than any claim relating to the benefits and payments described in the Plan or any claim relating to the benefits and payments payable to me under the Company's nonqualified retirement plans.

  I represent that I have not filed, and will not hereafter file, any claim against the Company relating to my employment and/or cessation of employment with the Company, or otherwise specified above involving facts which occurred on or prior to the date that I have signed this Waiver and General Release.

  I understand and agree that if

  (i) I commence, continue, join in, or in any other manner attempt to assert any claim released herein against the Company, or otherwise violate the terms of this Waiver and General Release,

 (ii) without prior written consent from the Company, I disclose to any other person or entity any non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other proprietary information, except for specific items which have become publicly available information other than through a breach by me of my fiduciary duties to the Company or which cannot reasonably be expected to adversely affect the business of the Company, unless required to do so by a court of competent jurisdiction or other governmental authority with purported or apparent jurisdiction;

(iii) I directly or indirectly (whether as owner, partner, consultant, employee or otherwise) engage in any major business segment or any other business of the Company that produces (or is projected to produce in any of the three succeeding fiscal years after the date of termination of employment) over five (5) percent of the revenues of the Company as of the date of termination of employment during the two-year period commencing on the date of termination of employment;

 (iv) I employ, solicit for employment, or recommend for employment any officer of the Company during the two-year period commencing on the date of termination of employment; or

  (v) I violate the terms of any noncompetition and nonsolicitation agreement between myself and the Company, the Company shall have the right to the return of the benefits and payments paid to me by the Company under the Plan (together with interest thereon at the rate of six (6) percent per annum from the date of receipt by me to the date of payment by
    me). Notwithstanding the foregoing, in no event shall this Waiver and General Release be construed so as to preclude me from investing in any publicly or privately held company, so long as my beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

  I understand and agree that I shall notify the Company in writing, as soon as practicable, of any claim by the Internal Revenue Service that, if successful, would result in the imposition of the excise tax under section 4999 of the Code. I further understand and agree that if the Company notifies me in writing that it desires to contest such claim, I shall cooperate in all reasonable ways with the Company in accordance with the provisions of section
7.5 of the Plan.

  I have read this Waiver and General Release carefully, have been given at least 21 days to consider all of its terms, have been advised to consult with an attorney and any other advisors of my choice, and fully understand that by signing below I am, to the extent provided herein, giving up any right which I may have to sue or bring any other claims against the Company. I have not been forced or pressured in any manner whatsoever to sign this Waiver and General Release, and I agree to all of its terms voluntarily.

  I understand that I have seven days from the date I have signed this Waiver and General Release below to revoke this Waiver and General Release, that this Waiver and General Release will not become effective until the 8th day following the date that I have signed this Waiver and General Release, and that the Company will have no obligation to pay me the benefits and payments under the Plan as agreed unless this Waiver and General Release becomes effective.

  I further understand that this Waiver and General Release is the complete and exclusive statement of its terms and any waiver prior to the date of my signature below with respect to the Plan shall be without further force or effect on the effective date of this Waiver and General Release.

  IN WITNESS WHEREOF, the Company has caused this Waiver and General Release to be executed by a duly authorized officer of the Company and I have executed this Waiver and General Release as of the date set forth below.

                                       ________________________________________
                                       Name of Participant

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Date

Allmerica Financial Corporation

By:________________________________

___________________________________
Title

___________________________________
Date

                                   APPENDIX D

FIRST ALLMERICA
First Allmerica Financial Life Insurance Company Non-Qualified Executive
 Deferred Compensation Plan
First Allmerica Financial Life Insurance Company Non-Qualified Executive
 Retirement Plan
First Allmerica Financial Life Insurance Company Excess Benefit Retirement Plan First Allmerica Financial Life Insurance Company Deferred Compensation
 Agreements

HANOVER
The Hanover Insurance Company Non-Qualified Executive Deferred Compensation
 Plan
The Hanover Insurance Company Non-Qualified Executive Retirement Plan
The Hanover Insurance Company Excess Benefit Retirement Plan
The Hanover Insurance Company Deferred Compensation Agreements

CITIZENS
Citizens Insurance Company of America Non-Qualified Executive Deferred
 Compensation Plan
Citizens Insurance Company of America Non-Qualified Executive Retirement Plan Citizens Insurance Company of America Excess Benefit Retirement Plan
Citizens Insurance Company of America Deferred Compensation Agreements